                                                                   Exhibit 4.3


                        DYNAVAX TECHNOLOGIES CORPORATION

                   SECOND AMENDED INVESTORS' RIGHTS AGREEMENT

                                TABLE OF CONTENTS

                                                                                                                PAGES
1.
GENERAL...........................................................................................................1

         1.1      Definitions.....................................................................................1

2.       REGISTRATION; RESTRICTIONS ON TRANSFER...................................................................3

         2.1      Restrictions on Transfer........................................................................3
         2.2      Demand Registration.............................................................................4
         2.3      Piggyback Registrations.........................................................................5
                  (a)      Underwriting...........................................................................6
                  (b)      Right to Terminate Registration........................................................6

         2.4      Form S-3 Registration...........................................................................6
         2.5      Expenses of Registration........................................................................7
         2.6      Obligations of the Company......................................................................8
         2.7      Termination of Registration Rights..............................................................9
         2.8      Delay of Registration; Furnishing Information...................................................9
         2.9      Indemnification.................................................................................9
         2.10     Assignment of Registration Rights..............................................................11
         2.11     Amendment of Registration Rights...............................................................12
         2.12     Limitation on Subsequent Registration Rights...................................................12
         2.13     "Market Stand-Off" Agreement...................................................................12
         2.14     Rule 144 Reporting.............................................................................13

3.       COVENANTS OF THE COMPANY................................................................................13

         3.1      Basic Financial Information and Reporting......................................................13
         3.2      Inspection and Other Rights....................................................................14
         3.3      Confidentiality of Records.....................................................................14
         3.4      Board of Directors Approval....................................................................15
         3.5      Preferred Stock Approval.......................................................................15
         3.6      Reservation of Common Stock....................................................................15
         3.7      Vesting........................................................................................15
         3.8      Key Man Insurance..............................................................................15
         3.9      Proprietary Information and Inventions Agreement...............................................16
         3.10     Real Property Holding Corporation..............................................................16
         3.11     Reimbursement of Expenses......................................................................16
         3.12     Indemnification................................................................................16
         3.13     Small Business Administration Matters..........................................................16
         3.14     Termination of Covenants.......................................................................18

4.       RIGHTS OF FIRST REFUSAL.................................................................................18

         4.1      Subsequent Offerings...........................................................................18

                                       i

         4.2      Exercise of Rights.............................................................................18
         4.3      Issuance of Equity Securities to Other Persons.................................................18
         4.4      Termination of Rights of First Refusal.........................................................19
         4.5      Transfer of Rights of First Refusal............................................................19
         4.6      Excluded Securities............................................................................19

5.       VOTING..................................................................................................21

         5.1      Shares of Voting Stock.........................................................................20
         5.2      Board of Directors.............................................................................20
         5.3      Termination....................................................................................20

6.       MISCELLANEOUS...........................................................................................20

         6.1      Governing Law..................................................................................20
         6.2      Survival.......................................................................................21
         6.3      Successors and Assigns.........................................................................21
         6.4      Severability...................................................................................21
         6.5      Amendment and Waiver...........................................................................21
         6.6      Delays or Omissions............................................................................21
         6.7      Notices........................................................................................21
         6.8      Attorneys'Fees.................................................................................22
         6.9      Titles and Subtitles...........................................................................22
         6.10     Counterparts...................................................................................22

                   SECOND AMENDED INVESTORS' RIGHTS AGREEMENT

         THIS SECOND AMENDED INVESTORS' RIGHTS AGREEMENT (the "Agreement") is entered into as of June 13, 2000, by and among Dynavax Technologies Corporation, a California corporation (the "Company"), the purchasers of the Company's Series A Preferred Stock (the "Series A Shareholders"), the purchasers of the Company's Series B Preferred Stock ("Series B Shareholders") and the purchasers of the Company's Series C Preferred Stock ("Series C Preferred Stock") pursuant to that certain Series C Preferred Stock Purchase Agreement dated as of May 12, 2000 (the "Purchase Agreement"). This Agreement amends, restates and supercedes that certain First Amended Investors' Rights Agreement dated as of July 31, 1998, by and among the Company, the Series A Shareholders and the Series B Shareholders. The purchasers of the Series C Preferred Stock (the "Series C Shareholders"), and each purchaser of the Company's Series A Preferred Stock and Series B Preferred Stock, shall be referred to hereinafter as the "Investors" and each individually as an "Investor."

                                    RECITALS

         A. Whereas, certain of the Series A Shareholders and Series B Shareholders hold Series A Preferred Stock or Series B Preferred Stock and/or shares of Common Stock issued upon conversion thereof and possess registration rights, information rights and other rights pursuant to that certain First Amended Investors' Rights Agreement dated as of July 31, 1998, by and among the Company and such Investors (the "Prior Agreement");

         B. Whereas, the Series A Shareholders and Series B Shareholders desire to terminate the Prior Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Prior Agreement;

         C. Whereas, the Company proposes to sell and issue up to five million five hundred thousand (5,500,000) shares of its Series C Preferred Stock pursuant to the Purchase Agreement; and

         D. Whereas, as a condition of entering into the Purchase Agreement, the purchasers of Series C Preferred Stock have requested that the Company extend to them registration rights, information rights and other rights as set forth below;

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and in the Purchase Agreement, the Series A Shareholders and Series B Shareholders who are parties to the Prior Agreement hereby agree that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement, and the parties mutually agree as follows:

                                    AGREEMENT

1.   GENERAL

     1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

         "CLOSING" shall have the meaning given such term in the Purchase Agreement.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

         "HOLDER" means any person owning of record Shares or Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.10 hereof.

         "INITIAL OFFERING" means the Company's first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

         "MAJOR INVESTOR" shall have the meaning given such term in Section 3.1(c) hereof.

         "OTHER PREFERRED" shall mean the shares of Series R, Series S-1 and Series T Preferred Stock of the Company.

         "PURCHASE AGREEMENT" shall have the meaning given such term in the preamble hereof.

         "QUALIFIED PUBLIC OFFERING" shall have the meaning given such term in
Section 2.2(a) hereof.

         "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

         "REGISTRABLE SECURITIES" means (i) Common Stock of the Company issued or issuable upon conversion of the Shares; and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities either sold by a person to the public pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under Section 2 of this Agreement are not assigned.

         "REGISTRABLE SECURITIES THEN OUTSTANDING" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and either (1) are then issued and outstanding or (2) are issuable pursuant to then exercisable or convertible securities.

         "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding fees and disbursements of additional counsel for any of the Holders, which fees and disbursements shall be the obligations of such Holders, and excluding the compensation of regular employees of the Company, which compensation shall be paid in any event by the Company).

         "SEC" or "COMMISSION" means the Securities and Exchange Commission.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale of Shares pursuant to the Agreement or the Purchase Agreement.

         "SHARES" shall mean the Company's Series C Preferred Stock issued pursuant to the Purchase Agreement and Series A Preferred Stock and Series B Preferred Stock previously issued by the Company.

         "THRESHOLD OFFERING" means an initial offering with a total offering price, prior to deductions of underwriter commissions, and offering expenses and the like, of no less than fifteen million dollars ($15,000,000), and in which the Company is valued on a pre-money basis at no less than one hundred seventy five million dollars ($175,000,000).

2.   REGISTRATION; RESTRICTIONS ON TRANSFER

     2.1 RESTRICTIONS ON TRANSFER.

          (a) Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

              (i) There is then in effect a registration statement under the Securities Act covering such proposed disposition, and such disposition is made in accordance with such registration statement; or

              (ii) (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

              (iii) Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its partners or former partners in accordance with partnership interests, (B) a corporation to its shareholders or affiliates in accordance with their interest in the corporation, (C) a limited liability company to its members or former members in accordance with their interest in the limited liability company, or (D) to the Holder's family member or trust for the benefit of an individual Holder; provided in each case that the transferee will be subject to the terms of this Agreement to the same extent as if it were an original Holder hereunder.

          (b) Each certificate representing Shares or Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws or as provided elsewhere in this Agreement):

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

          (c) The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

          (d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

     2.2  DEMAND REGISTRATION.

          (a) Subject to the conditions of this Section 2.2, if the Company shall receive a written request from the Holders of more than thirty percent (30%) of the Registrable Securities then outstanding (the "Initiating Holders") that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities having an aggregate offering price to the public in excess of five million dollars ($5,000,000) (a "Qualified Public Offering"), then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.2, use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered.

          (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this
Section 2.2 and the Company shall include such information in the written notice referred to in Section 2.2(a). In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.2, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

          (c) The Company shall not be required to effect a registration pursuant to this Section 2.2:

               (i) until the earlier of December 31, 2002 or the date which is six months after the Initial Offering; or

               (ii) after the Company has effected two (2) registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective; or

               (iii) during the period starting with the date of filing of, and ending on the date one hundred eighty (180) days following the effective date of, the registration statement pertaining to the Initial Offering; provided that the Company makes reasonable good-faith efforts to cause such registration statement to become effective; or

               (iv) if within thirty (30) days of receipt of a written request from Initiating Holders pursuant to Section 2.2(a), the Company gives notice to the Holders of the Company's intention to make its Initial Offering within ninety (90) days; or

               (v) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2, a certificate signed by the Chairman of the Board or the President of the Company stating that in the good-faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period.

     2.3 PIGGYBACK REGISTRATIONS. The Company shall notify all Holders in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act), either for its own account or for the account of a security holder or security holders, and the Company will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen

(15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

          (a) UNDERWRITING. If the registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders and persons holding registration rights with respect to the Other Preferred on a pro rata basis based on the total number of Registrable Securities proposed to be included by each Holder and such other persons in the underwriting; and third, to any other shareholder of the Company (other than a Holder or such other persons) on a pro rata basis. No such reduction shall reduce the securities being offered by the Holder to less than 50% of the securities proposed to be sold by them in the offering unless all such shares are excluded. In no event will shares of any other selling shareholder be included in such registration which would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than a majority of the Registrable Securities proposed to be sold in the offering.

          (b) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

     2.4 FORM S-3 REGISTRATION. In case the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

          (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

          (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

              (i) if Form S-3 (or any successor or similar form) is not available for such offering by the Holders, or

              (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than one million dollars ($1,000,000), or

              (iii) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors or the President of the Company stating that in the good-faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.4; provided, that such right to delay a request shall be exercised by the Company not more than twice in any twelve (12) month period, or

              (iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 2.4, or

              (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

         (c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

     2.5 EXPENSES OF REGISTRATION. All expenses of registration (exclusive of underwriting discounts and commissions) including, without limitation, the fees and expenses of one special counsel, if any, for the selling shareholders for the demand, piggyback and S-3 registrations shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2, the request of which has been subsequently withdrawn by the Initiating Holders, unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or
(b) the Holders of a majority of Registrable Securities agree to forfeit their right to one requested registration pursuant to Section 2.2, in which event such right shall be forfeited by all Holders. If the Holders are required to pay the

Registration Expenses, such expenses shall be borne by the Holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Holders shall not forfeit their rights pursuant to Section 2.2 to a demand registration.

     2.6 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days or, if earlier, until the Holder or Holders have completed the distribution related thereto.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (g) Furnish, at the request of any Holder participating in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to such Holder requesting registration, addressed to the underwriters, if any, and to such Holder requesting registration of Registrable Securities and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to such Holder requesting registration, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders requesting registration of Registrable Securities.

     2.7 TERMINATION OF REGISTRATION RIGHTS. All registration rights granted under this Section 2 shall terminate and be of no further force and effect after the earlier of (i) three (3) years after the date of the Company's Initial Offering, or (ii) the date when the Company has completed its Initial Offering and is subject to the provisions of the Exchange Act and (a) all Registrable Securities held by and issuable to such Holder may be sold during any ninety (90) day period and (b) such Holder holds less than one percent (1%) of the Company's outstanding stock under Rule 144(k) (or successor rule promulgated by the SEC), or (iii) on the five-year anniversary of the first closing of the sale of the Series C Preferred Stock.

     2.8  DELAY OF REGISTRATION; FURNISHING INFORMATION.

          (a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

          (b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

          (c) The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 if, due to the operation of subsection 2.2(b), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in Section 2.2, whichever is applicable.

     2.9 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Section 2.2, 2.3 or 2.4:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors and legal counsel of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange

Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

          (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers, and legal counsel and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, legal counsel, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this
Section 2.9 exceed the net proceeds from the offering received by such Holder.

          (c) Promptly after receipt by an indemnified party under this
Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate therein, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this
Section 2.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

          (d) If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

          (e) The obligations of the Company and Holders under this Section
2.9 shall survive completion of any offering of Registrable Securities in a registration statement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

     2.10 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities which (i) is a subsidiary, parent, general partner, limited partner or retired partner of a Holder, (ii) is a Holder's family member or trust for the benefit of an individual Holder, or (iii) acquires at least fifty thousand (50,000) shares of Registrable Securities (as adjusted for stock splits and combinations); provided, however, (A) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (B) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

     2.11 AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least two-thirds (66 2/3%) of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 2.11 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

     2.12 LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS. After the date of this Agreement, the Company shall not, without the prior written consent of the Holders of two-thirds of the Registrable Securities then outstanding, enter into any agreement with any Holder or prospective holder of any securities of the Company that would allow such Holder or prospective Holder to include such securities in any registration filed under Section 2.2 hereof, unless, under the terms of such agreement, (a) the inclusion of such securities in any such registration will not reduce the amount of the Registrable Securities of the Holders included in any such registration, or
(b) such Holder or prospective Holder makes a demand registration which results in such registration statement being declared effective prior to the earlier of the dates set forth in Section 2.2(c)(i) or 2.2(c)(iii) or within one hundred twenty (120) days after the effective date of any registration statement pursuant to Section 2.2.

     2.13 "MARKET STAND-OFF" AGREEMENT. If requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act; and such Holder shall enter into a reasonable, written lock-up agreement to that effect if requested by the Company or the representative of the underwriters; provided that:

          (i) such agreement shall apply only to the Company's Initial Offering; and

          (ii) all officers and directors of the Company and holders of at least one percent (1%) of the Company's voting securities enter into similar agreements.

     The obligations described in this Section 2.13 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

     2.14 RULE 144 REPORTING. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

          (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

          (b) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

          (c) so long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

3.   COVENANTS OF THE COMPANY

     3.1 BASIC FINANCIAL INFORMATION AND REPORTING. The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

          (a) As soon as practicable after the end of each fiscal year of the Company, the Company will furnish each Investor a consolidated balance sheet of the Company, as at the end of such fiscal year, and a consolidated statement of income and a consolidated statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Company's Board of Directors.

          (b) The Company will furnish each Investor, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company (and in any event within forty-five (45) days thereafter), a consolidated balance sheet of the Company as of the end of each such quarterly period, and a consolidated statement of income and a consolidated statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles, with the exception that such statements may be unaudited, no notes need be attached to such statements and year-end audit adjustments may not have been made.

          (c) So long as an Investor (with its affiliates) shall own not less than five hundred thousand (500,000) shares of Registrable Securities (as adjusted for stock splits and combinations) (a "Major Investor"), the Company will furnish each such Major Investor (i) at least thirty (30) days prior to the beginning of each fiscal year an annual operating plan for such fiscal year (and as soon as available, any subsequent revisions thereto), (ii) as soon as practicable after the end of each month (and in any event within twenty (20) days thereafter), a consolidated balance sheet of the Company as of the end of each such month, and a consolidated statement of income and a consolidated statement of cash flows of the Company for such month and for the current fiscal year to date, including a comparison to plan figures for such period, prepared in accordance with generally accepted accounting principles consistently applied, with the exception that such statements may be unaudited, no notes need be attached to such statements and year-end audit adjustments may not have been made and (iii) within not more than one hundred twenty (120) days after the end of each fiscal year, audited financial statements of the Company.

          (d) The rights granted to the Investors under this Section 3.1 shall terminate upon the effective date of the registration statement pertaining to the Threshold Offering.

     3.2 INSPECTION AND OTHER RIGHTS. Each Major Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to consult with and advise the officers of the Company with respect to significant business issues, the finances and accounts of the Company or any of its subsidiaries, and to review such information as is reasonably requested, all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.2 with respect to a competitor of the Company or with respect to information which the Board of Directors determines in good faith is confidential and should not, therefore, be disclosed. The rights granted to the Major Investors under this Section 3.2 are nonassignable and shall terminate upon the effective date of the registration statement pertaining to the Initial Offering.

     3.3 CONFIDENTIALITY OF RECORDS. Each Investor agrees to use, and to use its best commercially reasonable efforts to ensure that its authorized representatives use, the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to it which the Company identifies as being confidential (so long as such information is not in the public domain), except that such Investor may disclose such confidential information to any partner, subsidiary or parent of such Investor for the purpose of evaluating its investment in the Company as long as such partner, subsidiary or parent is advised of the confidentiality provisions of this Section 3.3. For purposes of this Section
3.3 "confidential information" does not include information, technical data or know-how which (i) is in the Investor's possession at the time of initial disclosure as shown by the Investor's files and records immediately prior to the time of such disclosure; (ii) before or after it has been disclosed to the Investor, is part of the public knowledge or literature, not as a result of any action or inaction of the Investor; or (iii) is approved for release by written authorization of the Company. The provisions of this Section 3.3 shall not apply (i) to the extent that an Investor is required to disclose confidential information pursuant to any law, statute, rule or regulation or any order of any court of competent jurisdiction or pursuant to any requirement (whether or not having the force of law, but if not having the force of law, being of a type with which institutional investors in the relevant jurisdiction are accustomed to comply) of any self-regulating organization or any governmental, fiscal, monetary or other authority; or (ii) to the disclosure of Confidential Information to an Investor's employees, counsel, accountants or other professional advisors, provided such persons agree to be bound by this Section 3.3.

     3.4 BOARD OF DIRECTORS APPROVAL. The Company shall not without the approval of a majority of the Board of Directors take any of the following actions:

               (i)  adopt any stock option or purchase plan;

               (ii) issue or grant any equity securities of the Company or any options or securities convertible into equity securities of the Company;

               (iii) adopt an annual budget, business or financial plan;

               (iv) enter into any material real estate lease or real property purchase agreement; or

               (v) incur any obligation or enter into any agreement in excess of one hundred thousand dollars ($100,000), not otherwise provided for in the Company's most recent annual budget or business plan as approved by the Board of Directors.

          (b) The Company shall not without the approval of at least two-thirds of the Board of Directors enter into any transaction with an affiliate.

     3.5 PREFERRED STOCK APPROVAL. The Company shall not change its line of business without the approval of a majority of the Series A Shareholders, Series B Shareholders and Series C Shareholders, voting together as a single class.

     3.6 RESERVATION OF COMMON STOCK. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.

     3.7 VESTING. Unless otherwise approved by the Board of Directors, all stock, stock options and other stock equivalents of the Company issued after the date of this Agreement to employees, directors, consultants and other service providers shall be subject to vesting as follows: (i) twenty-five percent (25%) of such stock (or underlying stock, as the case may be) shall vest at the end of the first year following the earlier of the date of issuance or such person's services commencement date with the Company, and
(ii) seventy-five percent (75%) of such stock (or underlying stock, as the case may be) shall vest monthly in equal portions over the ensuing three (3) years. With respect to any shares of stock purchased by any such person, the Company's repurchase option shall provide that upon such person's termination of employment or service with the Company, with or without cause, the Company or its assignee (to the extent permissible under applicable securities laws and other laws) shall have the option to purchase at cost any unvested shares of stock held by such person.

     3.8 KEY MAN INSURANCE. Subject to the approval of the Board of Directors, the Company shall obtain (as soon as practicable after the Closing) and maintain in full force and effect term life insurance in the amount of one million dollars ($1,000,000) on the lives of Dennis Carson and Eyal Raz (the "Founders") and Dino Dina, naming the Company as beneficiary.

     3.9 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT. The Company shall require all employees and consultants to execute and deliver a Proprietary Information and Inventions Agreement in the forms attached to the Purchase Agreement.

     3.10 REAL PROPERTY HOLDING CORPORATION. The Company covenants that it will operate in a manner such that it will not become a "United States real property holding corporation" ("USRPHC") as that term is defined in Section 897(c)(2) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder ("FIRPTA"). The Company agrees to make determinations as to its status as a USRPHC, and will file statements concerning those determinations with the Internal Revenue Service, in the manner and at the times required under Reg. Section 1.897-2(h), or any supplementary or successor provision thereto. Within 30 days of a request from an Investor or any of its partners, the Company will inform the requesting party, in the manner set forth in Reg. Section 1.897-2(h)(1)(iv) or any supplementary or successor provision thereto, whether that party's interest in the Company constitutes a United States real property interest (within the meaning of Internal Revenue Code Section 897(c)(1) and the regulations thereunder) and whether the Company has provided to the Internal Revenue Service all required notices as to its USRPHC status.

     3.11 REIMBURSEMENT OF EXPENSES. The Company will reimburse the Directors of the Company for reasonable out-of-pocket expenses actually incurred in connection with their services to the Company as Directors, including without limitation, reimbursement for reasonable transportation, lodging and meal expenses incurred in connection with attendance at meetings of the Board of Directors, provided the Company receives receipts and other records of such expenses as reasonably requested by the Company and within sixty (60) days after expenses are incurred.

     3.12 INDEMNIFICATION. The Company will use its reasonable efforts to limit the liability, to the fullest extent permissible under the California Corporations Code, of all of its directors and their affiliated parties, including directors affiliated with a Major Investor.

     3.13 SMALL BUSINESS ADMINISTRATION MATTERS.

               (i) The proceeds from the purchase of the Series C Preferred Stock pursuant to the Agreement shall be used by the Company for working capital and other general corporate purposes, which may include, without limitation, one or more of the following as determined by the Company in its sole discretion: research, development, administration, manufacturing, marketing, sales and distribution. The Company shall provide to representatives of the Purchasers and the Small Business Administration (the "SBA") reasonable access to its books and records for the purpose of confirming such use of the Proceeds or for other purposes reasonably related to the qualification of the financing provided by the Investors to the Company.

               (ii) For a period of one (1) year following the Closing (as defined in the Purchase Agreement), the Company shall not change the nature of its business activity if such change would render the Company ineligible, within the meaning of 13 C.F.R. Section 107.720.

               (iii) So long as the Investors hold any securities of the Company, the Company will comply at all times with the non-discrimination requirements of 13 C.F.R. Parts 112, 113 and 117.

               (iv) Upon the written request of the Investors, and with the cooperation of such Investors, the Company shall deliver to the Investors a written assessment, in form and substance reasonably satisfactory to the Investors, of the economic impact of the Investors' investment in the Company, specifying (a) the full-time equivalent jobs created or retained in connection with the investment, and (b) the impact of the investment on the Company's business, in terms of revenue and profits, and on taxes paid by the Company and its employees. Upon request, the Company promptly (and in any event within twenty (20) days of such request) shall furnish to the Investors all information (a) reasonably requested by them in order for the Investors to comply with the requirements of 13 C.F.R. Section 107.620 or to prepare and file SBA Form 468 and (b) reasonably requested or required by any United States governmental agency asserting jurisdiction over the Investors. Any submission of financial information pursuant to this Section 3.13 shall be under cover of a certificate executed by the Company's president, chief executive officer, chief financial officer or treasurer certifying that such information (i) relates to the Company, (ii) to the best of the Company's knowledge is accurate and (iii) if applicable, has been audited by the Company's independent auditors.

              (v) In the event that any of the Investors determines that it has a Regulatory Problem (as defined below), it shall have the right, subject to compliance with all applicable federal and state securities laws, (i) to transfer its Series B Preferred Stock or Series C Preferred Stock without regard to any restrictions on transfer set forth in this Agreement, provided that the transferee agrees to become a party to and to be bound by all of the provisions of each such agreement, and (ii) to require the Company to take all actions as may be reasonably requested by the Investor, as the case may be, in order to (A) effectuate and facilitate any transfer by the Investor of its Series B Preferred Stock or Series C Preferred Stock then held by it to any person designated by the Investor, (B) permit the Investor (or any of its affiliates) to exchange all or any portion of any voting securities of the Company then held by the Investor (or any affiliate), on a share-for-share basis, for non-voting securities of the Company, which non-voting securities shall be identical in all respects to the voting security exchanged therefor (except for voting rights and that the non-voting securities shall be convertible or exchangeable for voting securities on such terms as may be appropriate in light of regulatory considerations then prevailing), and (iii) amend this Agreement to effectuate and reflect the foregoing exchange described in subclause (ii) above. The parties to this Agreement shall be required under this Section to take any action that would adversely affect in any material economic respect such party's rights under this Agreement or as a shareholder of the Company. For purposes of this Section, a "Regulatory Problem" means any set of facts or circumstances wherein both (i) it has been asserted by any governmental regulatory agency with jurisdiction over an Investor that the Investor is not entitled to hold, or exercise any significant right with respect to, the Series B Preferred Stock or the Series C Preferred Stock or the currently unissued Common Stock of the

Company into which the Series B Preferred Stock or Series C Preferred Stock is convertible and (ii) the Investor reasonably determines that such assertion is meritorious and that the solution proposed by the Investor is necessary to cure such regulatory violation by the Investor.

     3.14 TERMINATION OF COVENANTS. All covenants of the Company contained in
Section 3 of this Agreement, except for that set forth in Section 3.13(iv), shall expire and terminate as to each Investor on the effective date of the registration statement pertaining to the Initial Offering.

4.   RIGHTS OF FIRST REFUSAL

     4.1 SUBSEQUENT OFFERINGS. Each Investor and Each Founder (each of such Investors and Founders, for purposes of this Section 4, an "Owner") shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.6 hereof. Each Owner's pro rata share, for purposes of this right of first refusal, is equal to the ratio of
(A) the number of shares of the Company's Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares or exercise of outstanding warrants or options) of which such Owner is deemed to be a holder immediately prior to the issuance of such Equity Securities to (B) the total number of shares of the Company's outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities. The term "Equity Securities" shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible, with or without consideration, into any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (iv) any such warrant or right.

     4.2 EXERCISE OF RIGHTS. If the Company proposes to issue any Equity Securities, it shall give each Owner written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Owner shall have twenty
(20) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Owner who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

     4.3 ISSUANCE OF EQUITY SECURITIES TO OTHER PERSONS. If not all of the Owners elect to purchase their pro rata share of the Equity Securities, then the Company shall promptly notify in writing the Owners who do so elect and shall offer such Owners the right to acquire such unsubscribed shares. Each Owner shall have five (5) days after receipt of such notice to notify the Company of its election to purchase all or a portion of the unsubscribed shares. If the Owners fail to exercise in full the rights of first refusal, the Company shall have sixty (60) days thereafter to sell the Equity Securities in respect of which the Owners' rights were not exercised, at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than specified in the Company's notice to the Owners pursuant to Section 4.2 hereof. If the Company has not sold such Equity Securities within sixty (60) days of the notice provided pursuant to Section 4.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Owners in the manner provided above.

     4.4 TERMINATION OF RIGHTS OF FIRST REFUSAL. The rights of first refusal established by this Section 4 shall not apply to Equity Securities offered for sale in the Initial Offering, and such rights shall terminate upon the effective date of the registration statement pertaining to the Threshold Offering.

     4.5 TRANSFER OF RIGHTS OF FIRST REFUSAL. The rights of first refusal of each Owner under this Section 4 may be transferred, subject to the same limitations and restrictions as any transfer of registration rights pursuant to Section 2.10 (as necessarily modified to apply to the Founders and/or Common Stock).

     4.6 EXCLUDED SECURITIES. The rights of first refusal established by this
Section 4 shall have no application to any of the following Equity Securities in a transaction or transactions approved by a majority of the Board of
Directors:

          (a) shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) issued or to be issued to employees, officers or directors of, or consultants or advisors to, the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements;

          (b) stock issued pursuant to any rights or agreements outstanding as of the date of this Agreement, options and warrants outstanding as of the date of this Agreement, and stock issued pursuant to any such rights or agreements granted after the date of this Agreement, provided that the rights of first refusal established by this Section 4 applied with respect to the initial sale or grant by the Company of such rights or agreements;

          (c) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination;

          (d) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

          (e) the Shares and any shares of Common Stock issued upon conversion of the Shares;

          (f) any Equity Securities issued pursuant to any equipment leasing arrangement, or debt financing from a bank or similar financial institution;

          (g) any Equity Securities issued by the Company pursuant to a registration statement filed under the Securities Act; and

          (h) shares of the Company's Common Stock or Preferred Stock issued in connection with strategic transactions involving the Company and other entities, including (A) joint ventures, manufacturing, marketing or distribution arrangements or (B) technology transfer or development arrangements.

5.   VOTING

     5.1 SHARES OF VOTING STOCK. The Investors each agree to hold all shares of voting capital stock of the Company now owned or hereinafter acquired by them (including but not limited to the Shares and all shares of Common Stock issued upon conversion of the Shares), subject to, and to vote such shares in accordance with, the provisions of this Section 5.

     5.2 BOARD OF DIRECTORS COMPOSITION. The Board of Directors of the Company shall consist of seven (7) to eight (8) members and will include two
(2) representatives of the holders of Series A Preferred Stock, two (2) representatives of the holders of Series B Preferred Stock, one of which shall be designated by Bank of America Ventures and the other of which shall be designated by Forward Ventures and Biotechvest, by mutual agreement, one
(1) representative of management of the Company who shall be the Chief Executive Officer, one (1) or two (2) founders of the Company, as determined appropriate by a majority of the Board of Directors, and at least one (1) member who is an outside representative experienced in the industry of the Company, recommended by management of the Company and acceptable to a majority of the Board of Directors.

     5.3 TERMINATION. The provisions of this Section 5 shall continue in full force and effect from the date hereof through the earliest of the following dates, upon which their effectiveness shall terminate in their entirety:

          (a) the effective date of the registration statement pertaining to the Initial Offering; or

          (b) at such time as the Investors hold Shares having the voting power equivalent to that of a number of shares of Common Stock less than five million (5,000,000) (as adjusted for stock splits, combinations and the like); or

          (c) upon the conversion of all of the outstanding shares of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock into shares of Common Stock; or

          (d) ten (10) years from the date of this Agreement; or

          (e) the date as of which the parties hereto terminate the effectiveness of this Section 5 by written consent of the Founders and a majority in interest of the Investors; or

          (f) the date this Agreement is terminated in its entirety.

6.   MISCELLANEOUS

     6.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

     6.2 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

     6.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a Holder from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the Holder of such Registrable Securities in its records as the absolute owner and Holder of such Registrable Securities for all purposes, including the payment of dividends or any redemption price.

     6.4 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     6.5 AMENDMENT AND WAIVER. Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be amended, modified or waived only with the written consent of the holders of at least two-thirds (66 2/3%) of the Registrable Securities.

          (a) Notwithstanding the foregoing, this Agreement may be amended with only the written consent of the Company to include additional purchasers of Shares as "Investors," "Holders" and parties hereto.

     6.6 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement, shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

     6.7 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next-day delivery, with written verification of receipt.

All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or EXHIBIT A hereto or at such other address as such party may designate by ten (10) days' advance written notice to the other parties hereto.

     6.8 ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

     6.9 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     6.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         [THIS SPACE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED INVESTORS' RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

DYNAVAX TECHNOLOGIES CORPORATION

By: /s/ Dino Dina
    ---------------------------------------
      President & Chief Executive Officer

Address:

     Dynavax Technologies Corporation
     717 Potter Street, Suite 100
     Berkeley, CA 94710

                    SHAREHOLDER:

                    THE STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE FOR NORTHROP GRUMMAN CORPORATION MASTER TRUST

                    By:    /s/ Kevin Miller
                          --------------------------------------------

                    Name:  Kevin Miller
                          --------------------------------------------

                    Title: Assistant Vice President
                          --------------------------------------------

                          SHAREHOLDER:

                           /s/ Andrew Gengos
                          --------------------------------------------
                          ANDREW GENGOS

                    SHAREHOLDER:

                    STEPHEN J. KANDEL
                    SSB ROTH CONVERSION IRA CUSTODIAN

                    By:    /s/ Stephen J. Kandel
                          --------------------------------------------
                           Stephen J. Kandel

                    Its:  Beneficial Owner

                    SHAREHOLDER:

                    BIOINVEST, INC.

                    By:     /s/ S. Pays and H. Maxe
                          --------------------------------------------

                    Title:  CORPORATE COUNCIL LTD. AS DIRECTOR
                          --------------------------------------------

                    SHAREHOLDER:

                    CHINA DEVELOPMENT INDUSTRIAL BANK

                    By:    /s/ Benny M. Hu
                          --------------------------------------------

                    Title:  President
                          --------------------------------------------

                    SHAREHOLDER:

                    ONE OBJECTIVE LIMITED
                    For and on behalf of One Objective Limited

                    By:    /s/ Ching Tzu Chang
                          --------------------------------------------

                    Title: Authorized Signature
                          --------------------------------------------

                          SHAREHOLDER:

                          /s/ Walter T. Dec
                          --------------------------------------------
                          WALTER T. DEC

                         SHAREHOLDER:

                         /s/ Lei-Li Kuan
                         --------------------------------------------
                         KUAN LEI-LI

                    SHAREHOLDER:

                    RAM TECH CORP.

                    By:    /s/ Shiang-Li Chen
                          --------------------------------------------

                    Title: DIRECTOR
                          --------------------------------------------

                    SHAREHOLDER:

                    LILON INVESTMENT LIMITED

                    By:    /s/ Chen John-Ye
                          --------------------------------------------
                          John-Ye Chen

                    Its: Authorized Signatory for and on behalf of Lilontex Corporation, Sole Director
                          --------------------------------------------

                    SHAREHOLDER:

                    IWAKI FAMILY LIMITED PARTNERSHIP

                    By:    /s/ Iwaki Family Limited Partnership
                          --------------------------------------------

                    Title: General Partner
                          --------------------------------------------

                    SHAREHOLDER:

                    ROCK CASTLE I, L.P.

                    By:    /s/ Eric Y. Sato
                          --------------------------------------------

                    Title: General Partner
                          --------------------------------------------

                         SHAREHOLDER:

                          /s/ Eric Y. Sato
                         --------------------------------------------
                         ERIC Y. SATO

                    SHAREHOLDER:

                    SANDERS EDUCATION TRUST, AGREEMENT DATED 12/1/97

                    By:   /s/ Martin E. Sanders
                          --------------------------------------------
                            MARTIN E. SANDERS,
                            TRUSTEE

                    SHAREHOLDER:

                    SANDERS FAMILY TRUST, AGREEMENT DATED 5/5/95

                    By:   /s/ Martin E. Sanders
                          --------------------------------------------
                            MARTIN E. SANDERS,
                            TRUSTEE

                    AND

                    By:    /s/ Corazon D. Sanders
                          --------------------------------------------
                            CORAZON D. SANDERS,
                            TRUSTEE

                          SHAREHOLDER

                           /s/ Kathy Stafford
                          --------------------------------------------
                          KATHY STAFFORD

                    SHAREHOLDER

                    JAFCO L-2 VENTURE CAPITAL INVESTMENT LIMITED PARTNERSHIP

                    By:    /s/ Akira Tsuda
                          --------------------------------------------

                    Title: Executive Vice President
                           JAFCO Co., Ltd.
                           Its Executive Partner
                          --------------------------------------------

                    SHAREHOLDER

                    JAFCO G-8 (A) INVESTMENT ENTERPRISE PARTNERSHIP

                    By:   /s/ Akira Tsuda
                          --------------------------------------------

                    Title: Executive Vice President
                           JAFCO Co., Ltd.
                           Its Executive Partner
                          --------------------------------------------

                    SHAREHOLDER

                    JAFCO G-8 (B) INVESTMENT ENTERPRISE PARTNERSHIP

                    By:    /s/ Akira Tsuda
                          --------------------------------------------

                    Title: Executive Vice President
                           JAFCO Co., Ltd.
                           Its Executive Partner
                          --------------------------------------------

                    SHAREHOLDER

                    JAFCO GC1 INVESTMENT ENTERPRISE PARTNERSHIP

                    By:    /s/ Akira Tsuda
                          --------------------------------------------

                    Title: Executive Vice President
                           JAFCO Co., Ltd.
                           Its Executive Partner
                          --------------------------------------------

                    SHAREHOLDER

                    LIAM BIOTECHVEST, LLC

                    By:    /s/ Martin Pajor
                          --------------------------------------------

                    Title: Capital Member Administrative Committee
                          --------------------------------------------

                    SHAREHOLDER

                    BIOTECHVEST, LP

                    By:    /s/ Biotechvest, L.P.
                          -----------------------------------------------

                    Title: Vice President Biotechvest II, General Partner
                          -----------------------------------------------

                    SHAREHOLDER

                    BIOMERIEUX ALLIANCE S.A.

                    By:    /s/ Alain Merieux
                          --------------------------------------------

                    Title:  President
                          --------------------------------------------

                    SHAREHOLDER

                    FINEDIX B.V.

                    By:    /s/ Finedix B.V.
                          --------------------------------------------

                    Title: Managing Director
                          --------------------------------------------

                    SHAREHOLDER

                    ALTA CALIFORNIA PARTNERS, L.P.

                    By:    /s/ Garrett Gruener
                          --------------------------------------------

                    Title: Alta California Management Partners, L.P.,
                           General Partner
                          --------------------------------------------

                    SHAREHOLDER

                    ALTA EMBARCADERO PARTNERS, LLC

                    By:    /s/ Elaine Walker
                          --------------------------------------------

                    Title: Under Power of Attorney
                          --------------------------------------------

                    SHAREHOLDER

                    INTERWEST PARTNERS V, L.P.

                    By:    /s/ Arnold Oronsky
                          --------------------------------------------

                    Title:
                          --------------------------------------------

                    SHAREHOLDER

                    INTERWEST INVESTORS V

                    By:    /s/ Arnold Oronsky
                          --------------------------------------------

                    Title:
                          --------------------------------------------

                    SHAREHOLDER

                    SANDERLING VENTURE PARTNERS IV, L.P.

                    By:    /s/ Fred A. Middleton
                          --------------------------------------------

                    Title: General Partner
                          --------------------------------------------

                    SHAREHOLDER

                    SANDERLING [FERI TRUST] VENTURE PARTNERS IV, L.P.

                    By:    /s/ Fred A. Middleton
                          --------------------------------------------

                    Title: General Partner
                          --------------------------------------------

                    SHAREHOLDER

                    SANDERLING IV LIMITED, L.P.

                    By:    /s/ Fred A. Middleton
                          --------------------------------------------

                    Title: General Partner
                          --------------------------------------------

                    SHAREHOLDER

                    SANDERLING IV BIOMEDICAL, L.P.

                    By:    /s/ Fred A. Middleton
                          --------------------------------------------

                    Title: General Partner
                          --------------------------------------------

                    SHAREHOLDER

                    SANDERLING VENTURES MANAGEMENT IV FBO FRED A. MIDDLETON

                    By:    /s/ Fred A. Middleton
                          --------------------------------------------

                    Title: General Partner
                          --------------------------------------------

                    SHAREHOLDER

                    FORWARD VENTURES III, L.P.

                    By:   /s/ Forward Ventures III, L.P.
                          --------------------------------------------

                    Title:
                          --------------------------------------------

                    SHAREHOLDER

                    FORWARD VENTURES III INSTITUTIONAL PARTNERS, L.P.

                    By:   /s/ Forward Ventures III Institutional Partners, L.P.
                          ----------------------------------------------------

                    Title:
                          ----------------------------------------------------

                    SHAREHOLDER

                    AXIOM VENTURE PARTNERS II, L.P.

                    By:   /s/ Linda Sonntag
                          --------------------------------------------

                    Title: General Partner
                          --------------------------------------------

                    SHAREHOLDER

                    BANK OF AMERICA VENTURES

                    By:    /s/ Louis C. Bock
                          --------------------------------------------

                    Title: Principle
                          --------------------------------------------

                    SHAREHOLDER

                    BA VENTURE PARTNERS IV

                    By:    /s/ Louis C. Bock
                          --------------------------------------------

                    Title: General Partner
                          --------------------------------------------

                          SHAREHOLDER

                           /s/ Craig M. Glantz
                          --------------------------------------------
                          CRAIG M. GLANTZ

                                    EXHIBIT A

                              SCHEDULE OF INVESTORS

                                                                          Aggregate
Name and Address                                     Shares            Purchase Price
----------------                                     ------            --------------
bioMerieux Alliance S.A.                            1,000,000              $4,000,000
Chemin de L'Orme
69280 Marcy l'Etoile
France

Finedix B.V.                                          500,000              $2,000,000
Leidsekade 98
10177 PP
Amsterdam, the Netherlands

Alta California Partners, L.P.                        244,416                $977,664
One Embarcadero Center
Suite 4050
San Francisco, CA  94111
Attention:  Daniel S. Janney

Alta Embarcadero Partners, LLC                          5,584                 $22,336
One Embarcadero Center
Suite 4050
San Francisco, CA  94111
Attention:  Daniel S. Janney

Forward Ventures III, L.P.                             26,112                $104,448
9255 Towne Centre Drive
Suite 300
San Diego, CA  92121
Attention:  Jeffrey Sollender

Forward Ventures III Institutional                     98,888                $395,552
     Partners, L.P.
9255 Towne Centre Drive
Suite 300
San Diego, CA  92121
Attention:  Jeffrey Sollender

                                                                          Aggregate
Name and Address                                     Shares            Purchase Price
----------------                                     ------            --------------
InterWest Partners V, L.P.                            248,438                $993,752
3000 Sand Hill Road
Building 3, Suite 255
Menlo Park, CA  94025-7112
Attention:  Arnold Oronsky

InterWest Investors V                                   1,562                  $6,248
3000 Sand Hill Road
Building 3, Suite 255
Menlo Park, CA  94025-7112
Attention:  Arnold Oronsky

Sanderling Venture Partners IV, L.P.                   72,588                $290,352
2730 Sand Hill Road
Suite 200
Menlo Park, CA  94025-7067
Attention:  Paulette Taylor, Esq.

Sanderling IV Limited Partnership, L.P.                28,318                $113,272
2730 Sand Hill Road
Suite 200
Menlo Park, CA  94025-7067
Attention:  Paulette Taylor, Esq.

Sanderling IV Biomedical, L.P.                         28,258                $113,032
2730 Sand Hill Road
Suite 200
Menlo Park, CA  94025-7067
Attention:  Paulette Taylor, Esq.

Sanderling [Feri Trust] Venture Partners IV,            8,054                 $32,216
L.P.
2730 Sand Hill Road
Suite 200
Menlo Park, CA  94025-7067
Attention:  Paulette Taylor, Esq.

                                                                          Aggregate
Name and Address                                     Shares            Purchase Price
----------------                                     ------            --------------
Sanderling IV Venture Management                          282                  $1,128
2730 Sand Hill Road
Suite 200
Menlo Park, CA  94025-7067
Attention:  Paulette Taylor, Esq.

Sanderling IV Biomedical Co-Investment Fund,           75,000                $300,000
L.P.
2730 Sand Hill Road
Suite 200

Menlo Park, CA  94025-7067
Attention:  Paulette Taylor, Esq.

Sanderling Venture Partners IV Co-Investment           37,500                $150,000
Fund, L.P.
2730 Sand Hill Road
Suite 200
Menlo Park, CA  94025-7067
Attention:  Paulette Taylor, Esq.

Axiom Venture Partners II, L.P.                        62,500                $250,000
One Post Street
Suite 2525
San Francisco, CA  94104
Attention:  Linda Sonntag

Bank of America Ventures                              159,375                $637,500
950 Tower Lane
Suite 700
Foster City, CA  94404
Attention:  Louis Bock

BA Venture Partners IV                                 28,125                $112,500
950 Tower Lane
Suite 700
Foster City, CA  94404
Attention:  Louis Bock

Liam Biotechvest, LLC                                 400,000              $1,600,000
Suite 2150, Sears Tower
233 S. Wacker Drive
Chicago, IL 60606
Attention:  Martin Pajor

                                                                          Aggregate
Name and Address                                     Shares            Purchase Price
----------------                                     ------            --------------
Biotechvest, LP                                       100,000                $400,000
Suite 2150, Sears Tower
233 S. Wacker Drive
Chicago, IL 60606
Attention:  Martin Pajor

JAFCO L-2 Venture Capital Investment Limited           93,750                $375,000
Partnership
Tekko Bldg., 1-8-2, Marunouchi, Chiyoda-ku,
Tokyo 100-0005,
Japan
Attention:  Hiroyuki Hata

JAFCO G-8 (A) Investment Enterprise                    93,750                $375,000
Partnership
Tekko Bldg., 1-8-2, Marunouchi, Chiyoda-ku,
Tokyo 100-0005,
Japan
Attention:  Hiroyuki Hata

JAFCO G-8 (B) Investment Enterprise                    93,750                $375,000
Partnership
Tekko Bldg., 1-8-2, Marunouchi, Chiyoda-ku,
Tokyo 100-0005,
Japan
Attention:  Hiroyuki Hata

JAFCO GC1 Investment Enterprise Partnership            93,750                $375,000
Tekko Bldg., 1-8-2, Marunouchi, Chiyoda-ku,
Tokyo 100-0005,
Japan
Attention:  Hiroyuki Hata

Kathy Stafford                                         15,000                 $60,000
10 Blair Avenue
Piedmont, CA 94611

Sanders Education Trust, Agreement dated                5,000                 $20,000
12/1/97
Martin E. Sanders, Trustee
420 El Centro Road
Hillsborough, CA 94010

                                                                          Aggregate
Name and Address                                     Shares            Purchase Price
----------------                                     ------            --------------
Sanders Family Trust, dated 5/5/95                     15,000                 $60,000
Martin E. Sanders and Corazon D. Sanders,
Trustees
420 El Centro Road
Hillsborough, CA 94010

Iwaki Family Limited Partnership                       50,000                $200,000
613 Via Horquilla
Palos Verdes Estates, CA 90274

Rock Castle I, L.P.                                    82,500                $330,000
23822 West Valencia Boulevard
Suite 202
Valencia, CA 91355

Eric Y. Sato                                           12,500                 $50,000
25816 N. Raleigh Lane
Stevenson Ranch, CA 91381

Walter T. Dec                                          50,000                $200,000
8 Marigold Lane
Califon, NJ 07830

China Development Industrial Bank Inc.                500,000              $2,000,000
125 Nanking East Road
Section 5
Taipei 105 Taiwan, ROC
Attention:  Tai-Sen Soong, Ph.D.

One Objective Limited                                 250,000              $1,000,000
P.O. Box 96-140
Taipei 106 Taiwan, ROC

Mei-Hui Lu                                             50,000                $200,000
P.O. Box 96-253
Taipei 106 Taiwan, ROC

Lei-Li Kuan                                            75,000                $300,000
c/o Marco Kuo
325-16A Jen-Ai Road, Sec. 4
Taipei, Taiwan, ROC

                                                                          Aggregate
Name and Address                                     Shares            Purchase Price
----------------                                     ------            --------------
Ram Tech Corp.                                        250,000              $1,000,000
14F, #117 Min Sheng East Road, Sec. 3
Taipei
Taiwan, 105 R.O.C.

Lilon Investment Limited                              125,000                $500,000
4 Fl., No. 369
Fu-Shing North Road
Taipei 105 Taiwan ROC
Attention:  Ms. Sandy Chen

Stephen J. Kandel                                      87,500                $350,000
SSB Roth Conversion IRA Custodian
1021 Muirlands Drive
LaJolla, CA 92037

BioInvest, Inc.                                        75,000                $300,000
Trust House
112 Bonadie Street
Kingstown, St. Vincent

Craig M. Glantz                                         1,250                  $5,000
610 Clipper St., Apt. 17
San Francisco, CA 94114

Andrew Gengos                                          25,000                $100,000
2167 Sky View Court
Moraga, CA 94556

The State Street Bank and Trust Company, as           500,000              $2,000,000
trustee for Northrop Grumman Corporation
Master Trust
10 South Wacker Drive, Suite 2960
Chicago, IL 60606
Attn:  L.B. Thompson, Director, Private Asset
Management

TOTAL:                                              5,668,750             $22,675,000